UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-9659

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 6, 2025, eBay Inc. (the “Company”) closed its offering of $1,000,000,000 aggregate principal amount of its senior unsecured notes, consisting of $600,000,000 aggregate principal amount of its 4.250% Notes due 2029 (the “2029 Notes”) and $400,000,000 aggregate principal amount of its 5.125% Notes due 2035 (the “2035 Notes” and, together with the 2029 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated November 3, 2025 among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary indemnification provisions.

The Notes were offered and sold under the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-270013) and a related prospectus supplement and prospectus filed with the Securities and Exchange Commission, and were issued pursuant to an indenture dated as of November 6, 2025 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee, and an officer’s certificate issued pursuant thereto establishing the forms and terms of the Notes (the “Officer’s Certificate”).

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all other existing and future senior and unsubordinated indebtedness of the Company. The Indenture contains certain customary covenants with respect to the Company that, among other things, restrict the entry into certain secured indebtedness, certain sale and leaseback transactions and certain mergers, consolidations and transfers of all or substantially all of the Company’s assets. The covenants are subject to a number of important exceptions and qualifications.

The 2029 Notes bear interest at a rate of 4.250% per year, accruing from November 6, 2025 and payable semi-annually in arrears on March 6 and September 6 of each year, beginning March 6, 2026. The 2035 Notes bear interest at a rate of 5.125% per year, accruing from November 6, 2025 and payable semi-annually in arrears on May 6 and November 6 of each year, beginning May 6, 2026. The Notes of each series are redeemable at the option of the Company, in whole or in part, at any time and from time to time prior to their maturity, at the applicable redemption prices specified in the respective forms of the Notes included in Exhibit 4.2 hereto. In addition, if a Change of Control Triggering Event (as defined in the respective forms of the Notes included in Exhibit 4.2 hereto) occurs with respect to the Notes of any series, the Company will be required, subject to certain exceptions, to offer to repurchase the Notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The foregoing descriptions of some of the terms of the Underwriting Agreement, the Indenture and the Notes are not complete and are subject to, and qualified in their entirety by reference to, the complete terms of the Underwriting Agreement, the Indenture, the Officer’s Certificate and the forms of the Notes included therein, which are filed herewith as Exhibits 1.1 and 4.1 through 4.4 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement dated November 3, 2025 among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.
4.1	Indenture dated as of November 6, 2025 between the Company and Deutsche Bank Trust Company Americas, as trustee.
4.2	Officer’s Certificate dated as of November 6, 2025, establishing the forms and terms of the Notes.
4.3	Form of 4.250% Note due 2029 (included in Exhibit 4.2).
4.4	Form of 5.125% Note due 2035 (included in Exhibit 4.2).
5.1	Opinion of Freshfields US LLP relating to the Notes.
23.1	Consent of Freshfields US LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: November 6, 2025	/s/ Samantha Wellington
Name: Samantha Wellington
Title: Senior Vice President, Chief Legal Officer and Secretary